                                                                    EXHIBIT 99.1


                            CHEROKEE BANKING COMPANY
                            1275 Riverstone Parkway
                                 P. O. Box 4250
                             Canton, Georgia 30114
                                 (770) 479-3400



                                 March 1, 2000



To the Shareholders of Cherokee Banking Company:

     You are cordially invited to attend the annual meeting of shareholders of Cherokee Banking Company (the "Company") to be held at the Cherokee County Chamber of Commerce, 3605 Marietta Highway, Canton, Georgia 30114, on Wednesday, March 22, 2000 at 4:00 p.m. The official Notice of the Meeting, the Company's Proxy Statement and the Company's Annual Report accompany this letter.

     The principal business of the meeting will be (1) to elect three persons to serve as Class I Directors for a three-year term and (2) to review the operations of the Company and its wholly-owned subsidiary, Cherokee Bank.

     We cannot take any action at the meeting unless the holders of a majority of the outstanding shares of common stock of the Company are represented, either in person or by proxy. Therefore, whether or not you plan to attend the meeting, please mark, date, and sign the enclosed proxy card, and return it to the Company in the envelope provided as soon as possible.

     Following the shareholder's meeting, you are invited to attend an open house at our new main office from 5 - 7 p.m. Refreshments and hors d'oeuvres will be served. Please call Cindy Clark at (770) 479-3400, Ext. 104, if you will be able to attend the open house.

     The formal ribbon cutting for our new main office will be at 2:00 p.m. on Tuesday, March 14th. We would love to have you there.


                         Sincerely,



                         Dennis W. Burnette
                         President

                            CHEROKEE BANKING COMPANY
                            1275 Riverstone Parkway
                                 P. O. Box 4250
                             Canton, Georgia 30114
                                 (770) 479-3400



                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 22, 2000



To the Shareholders of Cherokee Banking Company:

     The Annual Meeting of Shareholders of Cherokee Banking Company will be held on Wednesday, March 22, 2000, at 4:00 p.m. at the Cherokee County Chamber of Commerce, 3605 Marietta Highway, Canton, Georgia 30114 for the following purposes:


     (1) To elect three persons to serve as Class I directors for a three-year term; and

     (2) To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on February 25, 2000, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting.

     To ensure the greatest number of shareholders will be present either in person or by proxy, we ask that you mark, date, sign, and return the enclosed proxy card as soon as possible. If you attend the meeting in person, you may revoke your proxy at the meeting and vote in person. You may revoke your proxy at any time before the proxy is exercised.


                              By Order of the Board of Directors,



                              A. R. Roberts, III
                              Secretary


March 1, 2000

                            CHEROKEE BANKING COMPANY
                            1275 Riverstone Parkway
                             Canton, Georgia 30114
                                 (770) 479-3400
           __________________________________________________________

                    PROXY STATEMENT FOR 2000 ANNUAL MEETING
           __________________________________________________________

                                  INTRODUCTION
                                  ------------

     The Board of Directors of Cherokee Banking Company (the "Company") is furnishing this Proxy Statement in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders to be held on Wednesday, March 22, 2000, and at any adjournments thereof. In addition to this solicitation by mail, the officers and employees of the Company and its wholly-owned subsidiary, Cherokee Bank (the "Bank"), without additional compensation, may solicit proxies in favor of the proposal discussed below, if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the shares of the Company's common stock, where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The Company will bear the cost of soliciting proxies for the Annual Meeting.

     This Proxy Statement and the proxy card are first being mailed to shareholders on or about March 1, 2000. If the enclosed proxy card is properly executed, returned, and not revoked, it will be voted in accordance with the specifications made by the shareholder. If the proxy card is signed and returned but specifications are not made, the proxy will be voted FOR the election of the nominees to the Board of Directors.

     You can revoke your proxy at any time before it is voted by delivering to
A. R. Roberts, III, the Secretary of the Company, at the main office of the Company, either a written revocation of the proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

                PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING
                ------------------------------------------------

     Shareholders will be asked to consider the following proposal at the Annual
Meeting:

     Proposal. To elect three persons to serve as Class I directors for a three-year term (see page 2 for a discussion of this proposal).

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL.

                          VOTING AT THE ANNUAL MEETING
                          ----------------------------

     The close of business on February 25, 2000 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. As of the close of business on the record date, the authorized common stock, no par value, of the Company consisted of 10,000,000 shares, with 738,658 shares issued and outstanding. Each issued and outstanding share is entitled to one vote.

     Directors are elected by a plurality of the shares cast in person or by proxy at the Annual Meeting. Only those votes actually cast will be counted for the purpose of determining whether a particular nominee received sufficient votes to be elected. Accordingly, any abstentions and broker non-votes, which occur when a broker submits a proxy card without exercising discretionary voting authority on a non-routine matter, will not be included in vote totals and will not be considered in determining the outcome of the vote.

    Approval of any other matter that may properly come before the Annual Meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter. Abstentions will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes. Broker non-votes will not be counted as votes for or against approval of any other matter properly brought before the Annual Meeting.

                        PROPOSAL:  ELECTION OF DIRECTORS
                        --------------------------------

    The Company's Articles of Incorporation provide that the Board of Directors of the Company will be divided into three (3) classes, Class I, Class II and Class III, each of which is as nearly equal in number as possible. The directors in each class serve for staggered terms of three (3) years each. The Board recommends that the shareholders elect the nominees identified below as director nominees. The following tables set forth for each nominee and each continuing director: (a) his or her name, (b) his or her age at December 31, 1999, (c) how long he or she has been a director of the Company, (d) his or her position(s) with the Company, and (e) his or her principal occupation and recent business experience. The Board recommends that the shareholders elect the director nominees identified below as directors.

                           CLASS I--DIRECTOR NOMINEES
                      (For Three-Year Term Expiring 2003)

                                                                              POSITION WITH THE COMPANY
NAME (AGE)                                   DIRECTOR SINCE                    AND BUSINESS EXPERIENCE
----------                                   --------------                   -------------------------
Dennis W. Burnette (53)                           1998                  President and Chief Executive Officer,
                                                                     Cherokee Banking Company and Cherokee Bank;
                                                                        Former Executive Research Consultant,
                                                                               Sanford Rose Associates;
                                                                        Former President, Pickens County Bank

William L. Early, MD (46)                         1998                                Physician;
                                                                       Founder, President and Managing Partner,
                                                                         Medical Associates of North Georgia

Albert L. Evans, Jr., PhD (53)                    1998                         Chief Financial Officer,
                                                                         Emergency Medicine Associates, P.C.;
                                                                             Education Committee Member,
                                                                              Walker School of Marietta

                         CLASS II--CONTINUING DIRECTORS
                              (Term Expiring 2001)

                                                                            POSITION WITH THE COMPANY
NAME (AGE)                                DIRECTOR SINCE                     AND BUSINESS EXPERIENCE
----------                                --------------                    --------------------------
J. Calvin Hill, Jr. (52)                       1998                  President, Gila Distributing--GA, Inc.
                                                                           (window film distributor);
                                                                 Director, Cherokee County  Chamber of Commerce;
                                                                      Board of Advisors, Reinhardt College;
                                                                        President, Rotary Club of Canton;
                                                                            Former Mayor, Ball Ground

Roger M. Johnson (57)                          1998                          Partner, Bray & Johnson
                                                                                   (attorneys)

J. David Keller (52)                           1998                    President, L.A. T Sportswear, Inc.
                                                                           (sportswear manufacturer);
                                                                             Advisory Board Member,
                                                                   Cherokee County Children's Advocacy Council


                        CLASS III--CONTINUING DIRECTORS
                              (Term Expiring 2002)

                                                                            POSITION WITH THE COMPANY
NAME (AGE)                                DIRECTOR SINCE                     AND BUSINESS EXPERIENCE
----------                                --------------                    -------------------------
Wanda P. Roach (51)                            1998                     Secretary and Treasurer, Cherokee
                                                                            Association of Realtors;
                                                                               Real Estate Agent;
                                                                       Board Member, City of Canton Downtown
                                                                            Development Authority Board

A. R. (Rick) Roberts, III (46)                 1998                   Secretary, Cherokee Banking Company;
                                                                           Chief Financial Officer and
                                                                    Chief Operations Officer, Cherokee Bank;
                                                                               Mayor, Ball Ground;
                                                                       Former Executive Vice President and
                                                                     Chief Financial Officer, Citizens Bank

Donald F. Stevens (55)                         1998           President, Terry & Stevens, Inc. (homebuilder);
                                                                            President, 84 West, Inc.;
                                                                      Board of Advisors, Reinhardt College;
                                                                 Former Pilot and Captain, Delta Air Lines, Inc.
                                                                        Former Chairman, Cherokee County
                                                                              Chamber of Commerce;

Edwin I. Swords, III (40)                      1998                   Dentist, Swords, Swords and Phelps

                      Meetings and Committees of the Board
                      ------------------------------------

     During the year ended December 31, 1999, the Board of Directors of the Company held six meetings and committees of the Board held eight meetings. Each director attended at least 75% of the Board of Directors meetings and his or her respective committee meetings.

     The Board of Directors established an Audit Committee, which recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and determines that all audits and exams required by law are performed fully, properly and in a timely fashion. The Audit Committee evaluates internal accounting controls, reviews the adequacy of the internal audit budget, personnel and audit plan. Until July of 1999, The Audit Committee consisted of Albert L. Evans, Jr., PhD, Roger M. Johnson and Wanda P. Roach, at which time the committee was dissolved and reorganized as a committee of Cherokee Bank. During the year ended December 31, 1999, the Audit Committee held two meetings at the Company level.

     The Board of Directors also established a Compensation Committee, which is responsible for establishing targets and awards under the management compensation plan, granting stock options, reviewing salary ranges and fringe benefits, and reviewing and approving compensation of the President and Chief Executive Officer. The Compensation Committee consists of William L. Early, MD, Albert L. Evans, Jr., PhD, and J. David Keller. During the year ended December 31, 1999, the Compensation Committee held one meeting.

     The Board of Directors of the Company has no nominating committee. The Board of Directors will consider shareholders' nominations of individuals to serve as directors if the shareholder furnishes in writing to the Chairman of the Board of the Company information concerning the nominees, including the person's name and a description of his or her qualifications.

     The directors of the Bank are the same as those of the Company.


                               EXECUTIVE OFFICERS
                               ------------------

     The following table shows for each executive officer of the Company: (a) his name, (b) his age at December 31, 1999, (c) how long he has been an officer of the Company, and (d) his positions with the Company and the Bank:

                                                                              POSITION WITH THE
            NAME (AGE)                    OFFICER SINCE                       COMPANY AND THE BANK
            ----------                    -------------                       ----------------------
  Dennis W. Burnette (53)                     1999                    President and Chief Executive Officer
                                                                          of Cherokee Banking Company and
                                                                                  Cherokee Bank;
                                                                                     Director

  A. R. (Rick) Roberts, III (46)               1999                    Secretary, Cherokee Banking Company;
                                                                         Chief Financial Officer and Chief
                                                                       Operations Officer of Cherokee Bank;
                                                                                     Director

                           RELATED PARTY TRANSACTIONS
                           --------------------------

     The Company and the Bank have banking and other business transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates, including members of their families, corporations, partnerships or other organizations in which such directors and officers have a controlling interest. These transactions take place on substantially the same terms (including price, interest rate and collateral) as those prevailing at the same time for comparable transactions with unrelated parties. In the opinion of management, these transactions do not involve more than the normal risk of collectibility or present other unfavorable features to the Company or the Bank.


                         INDEPENDENT PUBLIC ACCOUNTANTS
                         ------------------------------

     The Company has selected the accounting firm of Porter Keadle Moore, LLP to serve as auditors for the Company for the current year. The firm of Porter Keadle Moore, LLP has served as the Company's auditors since 1998. A representative of the firm is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.


                                 OTHER MATTERS
                                 -------------

     The Board of Directors of the Company knows of no other matters that may be brought before the meeting. If, however, any matter other than the election of directors, or matters incidental to the election of directors, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders.

     Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly. An envelope has been provided for that purpose. No postage is required if the proxy card is mailed in the United States.


March 1, 2000

                           CHEROKEE BANKING COMPANY
                                     PROXY
                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON WEDNESDAY, MARCH 22, 2000

    The undersigned hereby appoints Dennis W. Burnette or A. R. Roberts, III, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the Common Stock of Cherokee Banking Company (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Cherokee Chamber of Commerce, located at 3605 Marietta Highway, Canton, Georgia 30114, and at any adjournments thereof, upon the proposal described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Annual Meeting, receipt of which are hereby acknowledged.

 THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL.

PROPOSAL: To elect the three (3) persons listed below to serve as Class I directors of the Company for a term of three years:

   .  Dennis W. Burnette  .  William L. Early, MD  .  Albert L. Evans, Jr., PhD

   [ ] FOR all nominees listed above (except as  [ ] WITHHOLD authority to vote
       indicated below)                              for all nominees listed
                                                     above

INSTRUCTION: To withhold authority for any individual nominee, mark "FOR" above, and write the nominee's name in this space

----------------------------------------------------------------------.

                        (CONTINUED ON THE REVERSE SIDE)

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL.

     DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.


                                    ------------------------------------------
                                    Signature(s) of Shareholder(s)

[LABEL]
                                    ------------------------------------------
                                    Name(s) of Shareholders(s)

                                    Date:____________________________, 2000
                                           (Be sure to date your Proxy)

                                    Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope. No postage is necessary. If stock is held in the name of more than one person, all must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

I WILL __________   WILL NOT ___________ ATTEND THE ANNUAL SHAREHOLDERS MEETING.

                    PLEASE RETURN PROXY AS SOON AS POSSIBLE
                    ---------------------------------------